Exhibit 99.1

TUNGSTEN CORP. APPOINTS NOTABLE SECURITIES EXPERT JOSEPL BOARD OF DIRECTORS Tuesday, May 14, 2013 9:01 AM

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NEW YORK, NY -- (Marketwired) - 05/14/13 -- TUNGSTEN CORP. (OTCQB: TUNG)
("Tungsten Corp." or the "Company"), an exploration stage company focused on the evaluation, acquisition and development of domestic tungsten mining opportunities, is pleased to announce and welcome the immediate appointment of noted legal professional and securities expert Joseph P. Galda to its Board of Directors.

Mr. Galda brings an extensive and distinguished career focused on securities and related legal expertise to his appointment. Mr. Galda recently opened a consultancy concentrating on corporate governance matters, cross-border securities compliance, listing on US firm exchanges and the OTC QX, and legal issues associated with public and private securities offerings, venture capital, mergers and acquisitions, and general U.S. securities law compliance. Previously he was counsel to Fox Rothschild LLP, Philadelphia and Exton, Pennsylvania (February 2012 to April 2013) and a member of the firm's Technology and Venture Finance Group and a member of the Securities Practice International Practice Groups with respect to compliance with the federal securities laws and deal structuring and implementation for both domestic and international mergers and acquisitions.

He has also held the position of President, Corsair Advisors, Inc., Buffalo, New York (November 2004 to February 2012) providing legal, financial and strategic advice to emerging companies, principally in the energy, natural resource and technology markets. During this time, he further served as a member of the board of directors and chair of audit committee for small public and sophisticated venture backed private companies. From December 2000 to October 2004 he was General Partner, Hodgson Russ LLP, in Toronto, Canada. During this time he was Partner In the Corporate Securities Group and member of the Toronto office management for this AmLaw 250 firm, heading the Cross Border Securities Practice. His client base includes companies from the United States, Canada, United Kingdom, Switzerland, China, Caribbean, and Australia. Previous to this, he served at Clark Ladner Fortenbaugh & Young, LLP, Philadelphia, Pennsylvania (Associate, February 1990 to December 1994, Partner January 1995 to March 1996) and as Associate, Drinker Biddle & Reath, Philadelphia, Pennsylvania (September 1986 to February 1990).

Of noteworthy import, Mr. Galda wrote an Amicus Curiae Brief in the United States Supreme Court on behalf of the Washington Legal Foundation and two Congressmen in United States v. Nixon, which upheld the constitutionality of the United States Senate's procedures in the impeachment of a federal judge. He also wrote an Amicus Curiae Brief in the Federal Appeals Court for the Second Circuit on behalf of the Washington Legal Foundation in New York City Employees Retirement System v. SEC, which upheld the SEC's ruling on proxy access under an Administrative Procedure Act challenge. He further wrote a Rulemaking Petition on behalf of the Washington Legal Foundation to the Food & Drug Administration and
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the Securities and Exchange Commission, seeking a rule permitting truthful clinical trial information in investor-related communications.

Mr. Galda was educated at Rutgers University School, of Law, Camden, NJ (Juris Doctor with High Honors, 1986) and Rutgers University, Camden College of Arts & Sciences; B.A. with High Honors and Distinction in Economics, 1982. He was admitted to the Bar in Pennsylvania 1986, United States Supreme Court, 1994 and Province of Ontario, Canada, Foreign Legal Consultant, 2000-2004.

Company President Guy Martin comments, "We are very gratified to have Joseph join our growing team today. His extensive knowledge and specific areas of expertise would be an asset to any organization with aspirations of best-of-breed transparency, responsibility and accountability. We know that we have a finite window of opportunity to successfully engage our various stakeholders and believe that an expert team is a key element towards building trust and engendering confidence, aimed at long term success. To that end, we welcome Joseph to the board, and look forward to his invaluable contributions to assisting in the guidance of the company on its successful path."

Additional details of the Company's business, finances, appointments and agreements can be found as part of the Company's continuous public disclosure as a reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission's ("SEC") EDGAR database. Further information is available at www.tungsten-corp.com.

ABOUT TUNGSTEN CORP. (OTCQB: TUNG) Tungsten Corp. is a publicly traded exploration stage resource company focused on the exploration and development of tungsten deposits within the United States. Significant upturns in the value of tungsten over the past decade combined with increasingly restrictive practices from overseas producers have created an opportunity for renewed interest in domestic production for the first time in over 50 years. The Company aims to position itself as a leader in the proliferation of this emerging sector through the application of geological, geophysical and engineering expertise combined with skilled leadership in the areas of prudent financial and business development. For more information visit: www.tungsten-corp.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, references to options, historic production and activities, mineral grades and the development, costs and results of current or future actions and opportunities in the sector. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact:

TUNG Investor Relations
Phone:
Email: investors@tungsten-corp.com
Website: www.tungsten-corp.com

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